UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 30, 2010

Lincoln Educational Services Corporation

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340
West Orange, New Jersey 07052	07052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                               Other Events

In connection with a secondary offering of shares of common stock of Lincoln Educational Services Corporation (the “Company”) pursuant to a shelf registration statement on Form S-3 (File No. 333-148406), the Company expects to include the following disclosure under the headings “Prospectus Supplement Summary—Recent Regulatory Developments” and “Risk Factors” in the prospectus supplement forming part of the registration statement:

Recent Regulatory Development

On March 21, 2010, the U.S. House of Representatives passed the Health Care and Education Affordability Reconciliation Act of 2010, or HCEARA, which contains revised versions of student aid provisions in the Student Aid and Fiscal Responsibility Act of 2009, H.R. 3221, or SAFRA, which was passed by the House of Representatives in September 2009, but not enacted into law.  The HCEARA legislation does not contain certain provisions contained in the SAFRA legislation, including provisions that would have created a new Federal Direct Perkins Loan program and would have provided relief to for-profit institutions by amending the 90/10 rule to (i) extend to July 2012 the ability of for-profit institutions to exclude from their Title IV revenues the additional $2,000 per student in certain annual federal student loan amounts that became available in June 2008, (ii) exclude from the 90/10 rule calculation for the period July 1, 2010 through July 1, 2012 the revenue received from loans disbursed under the Federal Direct Perkins Loan program and (iii) give for-profit institutions three years (as opposed to two) to come into compliance with the 90/10 rule before becoming ineligible to participate in the Title IV programs if the second year ends between July 1, 2008 and June 30, 2011.  The HCEARA would amend the Higher Education Act to prohibit new federally guaranteed loans from being made under the Federal Family Education Loan, or FFEL, Program, beginning on July 1, 2010, at which time institutions would be required to certify loans through the Federal Direct Loan Program rather than through the FFEL Program.  The HCEARA has not been passed by the U.S. Congress and is subject to further review and amendment.

Risk Factors

The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations. The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations.

A significant disposition of our common stock, as made by the selling stockholder in this offering, would result in a change in control under the standards of the DOE and applicable state education agencies and accrediting commissions. The DOE, most state education agencies and our accrediting commissions each have standards pertaining to a change in control of schools that are not uniform and are subject to interpretation by these respective agencies. A change in control under the definition of one of these agencies would require the affected school to reaffirm the applicable DOE approval, state authorization or accreditation. Each school that undergoes a change in control under the standards of the DOE must apply for recertification for continued ability to participate in Title IV Programs. Some agencies would require approval prior to a sale or disposition that would result in a change in control in order to maintain authorization or accreditation. The requirements to obtain such reaffirmation from the states and our accrediting commissions vary widely.

DOE regulations describe some transactions that constitute a change in control, including the transfer of a controlling interest in the voting stock of an institution or the institution’s parent corporation. For a publicly traded corporation, DOE regulations provide that a change in ownership resulting in a change of control occurs in one of two ways: (a) if a person acquires ownership and control of the corporation so that the corporation is required to file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the change in control or (b) if the corporation has a stockholder that owns at least 25% of the total outstanding voting stock of the corporation and is the largest stockholder of the corporation, and that stockholder ceases to own at least 25% of such stock or ceases to be the largest stockholder. The sale by the selling stockholder of the shares of common stock in this offering will cause the selling stockholder, who is also our largest stockholder, to own less than 25% of our total outstanding voting stock. As a result, this offering will constitute a change in ownership resulting in a change of control of each of our institutions under the DOE regulations. The DOE regulations state that an institution that undergoes a change in ownership that results in a change in control ceases to qualify as an institution eligible to participate in the Title IV programs upon the change in ownership and control; however, the DOE regulations provide that the DOE may continue the institution’s participation in the Title IV programs on a provisional basis provided that the institution submits to the DOE a materially complete application (as defined in the DOE regulations) for approval to participate in the Title IV programs no later than 10 business days after the change in ownership occurs. Promptly upon completion of this offering, and prior to this deadline, we intend to submit a materially complete application to the DOE for each of our institutions. If the DOE determines that our institutions have submitted materially complete applications, the DOE would provide each of our institutions with a Temporary Provisional Program Participation Agreement, or Temporary PPPA, which would extend the terms and conditions of the Program Participation Agreement that was in effect for each of our institutions before the sale of common stock by the selling stockholder, pending the DOE’s consideration of each of our institution’s application for approval to participate in the Title IV programs. The Temporary PPPA expires on the last day of the month following the month in which the change in ownership resulting in a change of control occurred unless we provide, on behalf of our institutions, documentation outlined in the DOE regulations to the DOE on or before that date. If a Temporary PPPA were to expire, an institution would become ineligible to participate in the Title IV programs until the DOE completed its review of the institution’s application for approval to participate in the Title IV programs. If the institution provides the DOE with the required documentation, the DOE will extend the Temporary PPPA on a month-to-month basis until the DOE completes its review of the application for approval to participate in the Title IV programs and either signs a new Provisional Program Participation Agreement with the institution or notifies the institution that its application is denied. If the DOE denies the application of one or more of our institutions, each such institution, including its main campus and all of its additional locations, would be ineligible to participate in the Title IV programs.  In addition, we are awaiting approval from the DOE of a recent merger of  two of our institutions, Briarwood College, or Briarwood, and Clemens College, or Clemens, which  merged into one institution under a new name, Lincoln College of New England in January 2010.  We have received approvals of the merger and name change from the Connecticut Department of Higher Education and from the New England Association of Schools and Colleges, or NEASC.  We received correspondence from the DOE confirming that the merger does not constitute a change in ownership resulting in a change of control and that Briarwood and Clemens may continue to provide Title IV funds to students as they did prior to the merger until receiving approval of the merger.  However, the DOE will not issue a final approval of the merger until it has completed the review of our financial statements for the 2009 fiscal year.  We expect that the DOE will review the merger application during or as part of its review of the change of control applications that we will submit in connection with this offering.  We cannot assure you that the DOE will approve each of our institutions to participate in the Title IV programs following this offering. If the DOE approves each of our institution’s applications to participate in the Title IV programs, each of our institutions would receive a provisional Program Participation Agreement and would be placed on provisional certification for a period that typically extends for three years, although the DOE could select a different duration.

We have received written confirmation from all state education agencies that license our institutions to operate in the states in which those institutions are physically located that the offering of shares of our common stock by the selling stockholder covered by this prospectus supplement would not constitute a change in control requiring agency approval provided that no other stockholder will own more than 25% of our outstanding voting stock following the offering and that the offering will not result in a change in our board of directors. If one of those circumstances were to occur, one or more state education agencies could determine that the offering would result in a change in ownership and require us to obtain approval of the offering or to obtain a new license (for example, the Maryland Higher Education Commission notified us that if the offering results in a new majority owner, the change in ownership would be subject to its approval); however, neither of those circumstances is expected to occur as a result of this offering. The offering will constitute a change in ownership under the standards of the Accrediting Commission of Career Schools and Colleges, or ACCSC, which is one of our four institutional accrediting agencies. ACCSC standards require each school to obtain approval of the transfer of accreditation that would result from the change of ownership and control by submitting an Application for a Change of Ownership—Part I. In connection with this offering, we submitted applications for each of our ACCSC-accredited schools, and ACCSC has issued a letter approving the transfer of accreditation for each of these ACCSC-accredited schools. Under ACCSC standards, we will be required to obtain further approval from ACCSC for each of our ACCSC-accredited schools by submitting to ACCSC an Application for a Change of Ownership—Part II for each school within 45 days after the completion of this offering. Promptly upon completion of this offering, we intend to submit this application to the ACCSC for each of our ACCSC-accredited schools prior to this deadline. If ACCSC denies a school’s application, it would remove the school from the list of ACCSC-accredited schools, and the resulting loss of accreditation would result in such school’s loss of eligibility to participate in the Title IV programs and could result in the school’s loss of state authorization. If a school’s application is approved, ACCSC will continue the school’s accreditation under the new ownership. The Accrediting Council for Independent Colleges and Schools, or ACICS, which is another of our institutional accrediting agencies, has informed us in writing that this offering will not constitute a change in ownership under its standards. We have also received written confirmation from NEASC that this offering will not constitute a substantive change and therefore does not require NEASC approval. We will be required to notify the Accrediting Bureau of Health Education Schools, or ABHES, another of our four accrediting agencies, of this offering. Because ABHES has already determined that Stonington’s offering of our common stock in September 2009 resulted in change in ownership of our schools and approved our application for change in ownership in connection with such transaction, we do not expect ABHES to deem this offering as an additional change in ownership. If ABHES determines that the offering is a change in ownership, our ABHES accredited schools would not be required to apply for and obtain ABHES approval until 30 days after the completion of the offering. If required, we will apply for ABHES approval within 30 days after the completion of the offering. We cannot assure you that each of the aforementioned state and accrediting agencies and the DOE would approve any applications they will or may require in connection with the offering. If such approvals are not received, it may have a material impact on the operation of our schools and our results of operations.

In addition, future sales by the selling stockholder, other stockholders or us may result in a change in control under any of the DOE or state authorization and accreditation standards. For more information, see ‘‘Business—Regulatory Environment—Change of Control’’ and ‘‘Risk Factors—Risks Related to Our Industry’’ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: March 30, 2010

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer